Exhibit 99.1

FOR IMMEDIATE RELEASE
Harmonic Announces Third Quarter 2014 Results
SAN JOSE, Calif.-October 28, 2014-Harmonic Inc. (NASDAQ: HLIT), the worldwide leader in video delivery infrastructure, announced today its preliminary and unaudited results for the third quarter of 2014.
Net revenue for the third quarter of 2014 was $108.1 million, compared with $109.6 million for the second quarter of 2014 and $122.9 million for the third quarter of 2013.
Bookings for the third quarter of 2014 were $97.8 million, compared with $113.4 million for the second quarter of 2014 and $115.9 million for the third quarter of 2013.
Total backlog and deferred revenue was $116.6 million as of September 26, 2014, compared to $132.1 million as of June 27, 2014.
GAAP net income from continuing operations for the third quarter of 2014 was $1.1 million, or $0.01 per diluted share, compared with a GAAP net loss from continuing operations for the second quarter of 2014 of $37.1 million, or $(0.39) per diluted share, and a GAAP net income of $36.7 million from continuing operations, or $0.36 per diluted share, for the third quarter of 2013. The net tax (benefit) provision recorded in the third and second quarter of 2014 and the third quarter of 2013 was ($4.8) million, $28.4 million and ($39.0) million, respectively. In the third and second quarter of 2014, the Company recorded additional valuation allowances of $4.2 million and $24.5 million, respectively, as a result of a history of operating losses in recent years that has led to uncertainty with respect to the Company's ability to utilize certain of its net deferred tax assets. The Company also recorded in the third quarter of 2014 and 2013 net tax benefits of $8.5 million and $38.4 million, respectively, associated with the release of tax reserves for uncertain tax positions as a result of the expiration of statutes of limitations.
Non-GAAP net income from continuing operations for the third quarter of 2014 was $5.1 million, or $0.06 per diluted share, compared with non-GAAP net income of $1.8 million from continuing operations, or $0.02 per diluted share, for the second quarter of 2014, and a non-GAAP net income of $7.1 million from continuing operations, or $0.07 per diluted share, for the third quarter of 2013. See “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations” below.
GAAP gross margin was 49.4% and GAAP operating margin was (3.3)% for the third quarter of 2014, compared with 45.5% and (7.9)%, respectively, for the second quarter of 2014, and 46.2% and (2.1)%, respectively, for the same period in 2013.
Non-GAAP gross margin was 53.6% and non-GAAP operating margin was 6.2% for the third quarter of 2014, compared with 50.1% and 2.2%, respectively, for the second quarter of 2014, and 50.8% and 7.1%, respectively, for the same period in 2013. See “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations” below.
Total cash, cash equivalents and short-term investments were $97.2 million at the end of the third quarter of 2014, down $37.2 million from $134.4 million at the end of the prior quarter. In the third quarter of 2014, the Company generated approximately $0.7 million of cash from operations, and used approximately $31.7 million to repurchase approximately 4.9 million shares of common stock under its share repurchase program.

“The third quarter played out as expected.  Despite difficult market conditions, we executed well and our video business improved modestly led by our Broadcast and Media vertical, while our cable edge products continue to demonstrate strong year-over-year growth,” said Patrick Harshman, President and Chief Executive Officer. “Nevertheless, the softening macro-economic and heightened geopolitical climates within several EMEA geographies, paired with customer consolidation activities delaying certain projects, have led to a more cautious near-term outlook.  Looking beyond these turbulent market conditions, we’re encouraged by our competitive position in our new product categories, evidenced by our gross margin expansion and the growing sales pipeline of our new virtualized video processing and CCAP platforms. This strategic progress, coupled with our Q3 purchase of over 5% of Harmonic’s stock and our continued careful management of expenses, positions us to deliver strong earnings growth in the quarters ahead.”

Business Outlook

For the fourth quarter of 2014, Harmonic anticipates:
•Net revenue in the range of $96 million to $106 million
•GAAP gross margins in the range of 49.0% to 50.0%
•GAAP operating expenses in the range of $56 million to $57 million
•Non-GAAP gross margins in the range of 52.5% to 53.5%
•Non-GAAP operating expenses in the range of $50 million to $51 million

See “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations” below.

Conference Call Information

Harmonic will host a conference call to discuss its financial results at 2:00 p.m. Pacific (5:00 p.m. Eastern) on October 28, 2014. A listen-only broadcast of the conference call can be accessed either from the Company's website at www.harmonicinc.com or by calling +1.847.619.6547 or +1.888.895.5271 (passcode# 38260939). A replay of the conference call will be available after 4:30 p.m. Pacific at the same website address or by calling +1.630.652.3042 or +1.888.843.7419 (passcode# 38260939).
About Harmonic Inc.
Harmonic (NASDAQ: HLIT) is the worldwide leader in video delivery infrastructure for emerging television and video services. The Company's production-ready innovation enables content and service providers to efficiently create, prepare, and deliver differentiated services for television and new media video platforms. More information is available at www.harmonicinc.com.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to our expectations regarding: our final results for the third quarter ended September 26, 2014 and our expectations concerning quarter-on-quarter growth; and net revenue, GAAP gross margins, GAAP operating expenses, non-GAAP gross margins and non-GAAP operating expenses for the fourth quarter of 2014. Our expectations regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility, in no particular order, that: the trends toward more high-definition, on-demand and anytime, anywhere video will not continue to develop at its current pace or will expire; the possibility that our products will not generate sales that are commensurate with our expectations or that our cost of revenue or operating expenses may exceed our expectations; the mix of products and services sold in various geographies and the effect it has on gross margins; delays or decreases in capital spending in the cable, satellite and telco and broadcast and media industries; customer concentration and consolidation; the impact of general economic conditions on our sales and operations; our ability to develop new and enhanced products in a timely manner and market acceptance of our new or existing products; losses of one or more key customers; risks associated with our international operations, including in Ukraine; risks associated with our CCAP product initiative, dependence on market acceptance of several broadband services, on the adoption of new broadband technologies and on broadband industry trends; inventory management; the lack of timely availability of parts or raw materials necessary to produce our products; the impact of increases in the prices of raw materials and oil; the effect of competition, on both revenue and gross margins; difficulties associated with rapid technological changes in our markets; risks associated with unpredictable sales cycles; our dependence on contract manufacturers and sole or limited source suppliers; the effect on our business of natural disasters; and the risk that our share repurchase program will not continue to result in material purchases of our common stock. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic's filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended December 31, 2013, our Quarterly Report on Form 10-Q for the quarter ended June 27, 2014, and our Current Reports on Form 8-K. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Harmonic disclaims any obligation to update any forward-looking statements.

Use of Non-GAAP Financial Measures
In establishing operating budgets, managing its business performance, and setting internal measurement targets, we exclude a number of items required by GAAP. Management believes that these accounting charges and credits, most of which are non-cash or non-recurring in nature, are not useful in managing its operations and business. Historically, the Company has also publicly presented these supplemental non-GAAP measures in order to assist the investment community to see the Company “through the eyes of management,” and thereby enhance understanding of its operating performance. The non-GAAP measures presented here are: gross margin, operating expenses, income (loss) from operations and net income (loss) (including those amounts as a percentage of revenue), and net income (loss) per diluted share. The presentation of non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP, and is not necessarily comparable to non-GAAP results published by other companies. A reconciliation of the historical non-GAAP financial measures discussed in this press release to the most directly comparable historical GAAP financial measures is included with the financial statements provided with this press release. The non-GAAP adjustments described below have historically been excluded from our GAAP financial measures. These adjustments are restructuring and related charges and non-cash items, such as stock-based compensation expense, amortization of intangibles, and adjustments that normalize the tax rate. With respect to our expectations under “Business Outlook” above, reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges which are excluded from these non-GAAP measures. The effects of stock-based compensation expense specific to common stock options are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant impact on our GAAP financial results.
CONTACTS:

Carolyn V. Aver	Blair King
Chief Financial Officer	Investor Relations
Harmonic Inc.	Harmonic Inc.
+1.408.542.2500	+1.408.490.6172

Harmonic Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	September 26, 2014	December 31, 2013
	(In thousands, except par value amounts)
ASSETS
Current assets:
Cash and cash equivalents	$42,028	$90,329
Short-term investments	55,151	80,252
Accounts receivable, net	75,640	75,052
Inventories	32,512	36,926
Deferred income taxes	2,631	24,650
Prepaid expenses and other current assets	26,852	21,521
Total current assets	234,814	328,730

Property and equipment, net	30,814	34,945
Goodwill, intangibles and other assets	224,094	242,409
Total assets	$489,722	$606,084

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,377	$22,380
Income taxes payable	307	331
Deferred revenue	35,095	27,020
Accrued liabilities	31,043	35,349
Total current liabilities	87,822	85,080

Income taxes payable, long-term	4,199	15,165
Other non-current liabilities	17,554	11,673
Total liabilities	109,575	111,918

Stockholders' equity:
Preferred stock, $0.001 par value, 5,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 88,408 and 99,413 shares issued and outstanding at September 26, 2014 and December 31, 2013, respectively	88	99
Additional paid-in capital	2,264,422	2,336,275
Accumulated deficit	(1,883,393)	(1,841,999)
Accumulated other comprehensive loss	(970)	(209)
Total stockholders' equity	380,147	494,166
Total liabilities and stockholders' equity	$489,722	$606,084

Harmonic Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended		Nine months ended
	September 26, 2014	September 27, 2013	September 26, 2014	September 27, 2013
	(in thousands, except per share amounts)
Net revenue	$108,061	$122,918	$325,682	$341,718
Cost of revenue	54,633	66,126	170,125	180,869
Gross profit	53,428	56,792	155,557	160,849
Operating expenses:
Research and development	22,803	24,560	70,176	75,631
Selling, general and administrative	32,114	32,527	98,640	100,220
Amortization of intangibles	1,661	2,001	5,329	6,099
Restructuring and related charges	388	259	821	925
Total operating expenses	56,966	59,347	174,966	182,875
Loss from operations	(3,538)	(2,555)	(19,409)	(22,026)
Interest and other income (expense), net	(214)	277	(185)	71
Loss from continuing operations before income taxes	(3,752)	(2,278)	(19,594)	(21,955)
Provision for (benefit from) income taxes	(4,830)	(38,953)	21,800	(45,723)
Income (loss) from continuing operations	1,078	36,675	(41,394)	23,768
Income from discontinued operations, net of taxes (including gain on disposal of $14,813, net of taxes, for the nine months ended September 27, 2013)	—	91	—	15,619
Net income (loss)	$1,078	$36,766	$(41,394)	$39,387
Basic net income (loss) per share from:
Continuing operations	$0.01	$0.36	$(0.44)	$0.22
Discontinued operations	$0.00	$0.00	$0.00	$0.14
Net income (loss)	$0.01	$0.36	$(0.44)	$0.36
Diluted net income (loss) per share from:
Continuing operations	$0.01	$0.36	$(0.44)	$0.22
Discontinued operations	$0.00	$0.00	$0.00	$0.14
Net income (loss)	$0.01	$0.36	$(0.44)	$0.36
Shares used in per share calculation:
Basic	90,618	101,144	94,113	108,695
Diluted	91,800	102,723	94,113	109,879

Harmonic Inc.
Revenue Information
(Unaudited)

	Three months ended				Nine months ended
	September 26, 2014		September 27, 2013		September 26, 2014		September 27, 2013
	(In thousands, except percentages)
Product
Video Products(1)	$60,668	56%	$78,023	63%	$181,882	56%	$226,905	66%
Cable Edge	23,915	22%	20,690	17%	77,488	24%	51,060	15%
Services and Support	23,478	22%	24,205	20%	66,312	20%	63,753	19%
Total	$108,061	100%	$122,918	100%	$325,682	100%	$341,718	100%
Geography
Americas(2)	$60,007	56%	$61,674	50%	$184,959	57%	$179,045	52%
EMEA	27,430	25%	37,736	31%	83,136	25%	105,069	31%
APAC	20,624	19%	23,508	19%	57,587	18%	57,604	17%
Total	$108,061	100%	$122,918	100%	$325,682	100%	$341,718	100%
Market
Service Provider(3)	$67,497	62%	$72,532	59%	$214,055	66%	$205,577	60%
Broadcast and Media	40,564	38%	50,386	41%	111,627	34%	136,141	40%
Total	$108,061	100%	$122,918	100%	$325,682	100%	$341,718	100%

(1) Video Products now include Video Processing and Production and Playout.
(2) Americas now include U.S., Canada and Latin America.
(3) Service Provider now include Cable and Satellite and Telco.
* NOTE : The prior period information has been reclassified to conform to the current period presentation.

Harmonic Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended
	September 26, 2014	September 27, 2013
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$(41,394)	$39,387
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of intangibles	18,378	20,569
Depreciation	12,641	12,365
Stock-based compensation	12,720	11,953
Gain on sale of discontinued operations, net of tax	—	(14,813)
Loss on impairment of fixed assets	—	149
Deferred income taxes	31,782	(10,647)
Provision for excess and obsolete inventories	2,013	2,813
Allowance for doubtful accounts, returns and discounts	(116)	1,161
Excess tax benefits from stock-based compensation	(194)	—
Other non-cash adjustments, net	1,108	1,220
Changes in assets and liabilities:
Accounts receivable	(472)	(310)
Inventories	2,401	10,509
Prepaid expenses and other assets	(5,321)	8,522
Accounts payable	(786)	(5,418)
Deferred revenue	7,770	5,127
Income taxes payable	(8,292)	(39,209)
Accrued and other liabilities	(4,717)	(8,244)
Net cash provided by operating activities	27,521	35,134
Cash flows from investing activities:
Purchases of investments	(26,599)	(54,773)
Proceeds from sales and maturities of investments	50,644	82,187
Purchases of property and equipment	(8,859)	(11,249)
Purchases of long-term investments	(5,867)	—
Proceeds from sale of discontinued operations, net of selling costs	—	43,527
Net cash provided by investing activities	9,319	59,692
Cash flows from financing activities:
Payments for repurchase of common stock	(86,407)	(103,496)
Net proceeds from common stock issued to employees	1,241	5,355
Excess tax benefits from stock-based compensation	194	—
Net cash used in financing activities	(84,972)	(98,141)
Effect of exchange rate changes on cash and cash equivalents	(169)	(25)
Net decrease in cash and cash equivalents	(48,301)	(3,340)
Cash and cash equivalents at beginning of period	90,329	96,670
Cash and cash equivalents at end of period	$42,028	$93,330

Harmonic Inc.
GAAP to Non-GAAP Reconciliations (Unaudited)
(in thousands, except percentages and per share data)

	Three months ended
	September 26, 2014
	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Net Income
GAAP from continuing operations	$53,428	$56,966	$(3,538)	$1,078
Stock-based compensation in cost of revenue	612	—	612	612
Stock-based compensation in research and development	—	(1,219)	1,219	1,219
Stock-based compensation in selling, general and administrative	—	(2,521)	2,521	2,521
Amortization of intangibles	3,851	(1,661)	5,512	5,512
Restructuring and related charges	15	(388)	403	403
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	(6,198)
Non-GAAP from continuing operations	$57,906	$51,177	$6,729	$5,147
As a % of revenue (GAAP)	49.4%	52.7%	(3.3)%	1.0%
As a % of revenue (Non-GAAP)	53.6%	47.4%	6.2%	4.8%

Diluted net income per share from continuing operations:
Diluted net income per share from continuing operations-GAAP				$0.01
Diluted net income per share from continuing operations-Non-GAAP				$0.06
Shares used to compute diluted net income per share from continuing operations:
GAAP				91,800
Non-GAAP				91,800

	Three months ended
	June 27, 2014
	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Net Income (Loss)
GAAP from continuing operations	$49,817	$58,466	$(8,649)	$(37,062)
Stock-based compensation in cost of revenue	623	—	623	623
Stock-based compensation in research and development	—	(1,269)	1,269	1,269
Stock-based compensation in selling, general and administrative	—	(2,669)	2,669	2,669
Amortization of intangibles	4,482	(1,718)	6,200	6,200
Restructuring and related charges	—	(284)	284	284
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	27,863
Non-GAAP from continuing operations	$54,922	$52,526	$2,396	$1,846
As a % of revenue (GAAP)	45.5%	53.4%	(7.9)%	(33.8)%
As a % of revenue (Non-GAAP)	50.1%	47.9%	2.2%	1.7%
Diluted net income (loss) per share from continuing operations:
Diluted net loss per share from continuing operations-GAAP				$(0.39)
Diluted net income per share from continuing operations-Non-GAAP				$0.02
Shares used to compute diluted net income (loss) per share from continuing operations:
GAAP				93,966
Non-GAAP				95,294

	Three months ended
	September 27, 2013
	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Net Income
GAAP from continuing operations	$56,792	$59,347	$(2,555)	$36,675
Stock-based compensation in cost of revenue	605	—	605	605
Stock-based compensation in research and development	—	(1,076)	1,076	1,076
Stock-based compensation in selling, general and administrative	—	(2,264)	2,264	2,264
Amortization of intangibles	4,763	(2,001)	6,764	6,764
Restructuring and related charges	324	(259)	583	583
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	(40,846)
Non-GAAP from continuing operations	$62,484	$53,747	$8,737	$7,121
As a % of revenue (GAAP)	46.2%	48.3%	(2.1)%	29.8%
As a % of revenue (Non-GAAP)	50.8%	43.7%	7.1%	5.8%
Diluted net income per share from continuing operations:
Diluted net income per share from continuing operations-GAAP				$0.36
Diluted net income per share from continuing operations-Non-GAAP				$0.07
Shares used to compute diluted net income per share from continuing operations:
GAAP				102,723
Non-GAAP				102,723